SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

CNL RETIREMENT PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 5.	Other Events and Required FD Disclosure.

        Reference is made to the press release dated September 29, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)        Not applicable.

    (b)        Not applicable.

    (c)        Exhibits.

Exhibit No. 99.1 Press Release dated September 29, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 29, 2003	CNL RETIREMENT PROPERTIES, INC. By: /s/ Phillip M. Anderson, Jr. —————————————— PHILLIP M. ANDERSON, JR. Chief Operating Officer

EXHIBIT INDEX

Exhibit No. 99.1. Press Release dated September 29, 2003.

Exhibit 99.1

Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205

For Immediate Release September 29, 2003

CNL Retirement Properties, Inc. Acquires
14 Seniors’ Housing Facilities for $184 Million

ORLANDO, FL – CNL Retirement Properties, Inc. (“CNL”), a leading real estate investment company in the seniors’ housing industry, today announced it has acquired 14 seniors’ housing facilities from Marriott International, Inc. (NYSE: MAR) for approximately $184 million. This transaction marks the sale of the final 14 communities in Marriott International, Inc.‘s seniors’ housing portfolio. Sunrise Senior Living, Inc. (NYSE: SRZ) will continue to operate the 14 communities under long-term management agreements.

CNL’s total acquisition involves 1,603 units: 1,112 assisted living, 380 special care (dementia) and 111 skilled nursing, and comprises residences in 10 states: Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Nebraska, New Jersey, North Carolina and Ohio. This transaction brings CNL’s total portfolio to 75 properties in 26 states.

“We are delighted to participate with Marriott on another significant transaction, acquiring 14 exceptional seniors’ housing communities and growing our portfolio into two new states, ” said Thomas J. Hutchison III, Chief Executive Officer and President of CNL Retirement Properties, Inc. “CNL is also pleased to strengthen our relationship with Sunrise Senior Living, now the industry’s largest senior living provider, and we look forward to executing our shared expansion strategies through future transactions.”

All 14 properties are Brighton Gardens communities and offer an assisted living component, with most offering dementia care. The largest facility acquired, Brighton Gardens of Prairie Village, is located in Prairie Village, Kansas and features 135 units.

-More-

CNL Retirement Properties, Inc. Acquires 14 Seniors’ Housing Facilities, 2

CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the acquisition of quality independent and assisted living communities and continuing care retirement communities. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation’s largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have approximately $8 billion in assets, representing more than 3,000 properties and 1,000 mortgage loans in 49 states. For additional information, please visit www.cnlonline.com.

Sunrise Senior Living is the nation's largest provider of senior living services. The McLean, Va.-based Company, which employs more than 30,000 people, operates over 360 senior living communities either open or under construction in the United States, United Kingdom and Canada with a combined resident capacity of more than 40,000.  Sunrise communities offer a full range of personalized senior living services, from independent living, to assisted living, to care for individuals with Alzheimer’s and other forms of memory loss and nursing and rehabilitative care.  Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.